EXHIBIT 10(L)

                              CONSULTING AGREEMENT

     CONSULTING AGREEMENT (the "Agreement") dated as of [February    ], 1997 by
and between The Cosmetic Center, Inc. (hereinafter referred to as the "Company") and Susan Magenheim (hereinafter referred to as the "Contractor").

                                  WITNESSETH:

     1. The Contractor shall, during the Term (as defined below), provide, as an independent contractor, advisory services, on a part-time basis, in connection with the business of the Company as may be reasonably requested by the Company from time to time (the "Services"). The Services shall consist of providing advisory services relating to all aspects of the business, operations, marketing and sales of the Company. Such Services shall be performed primarily in Savage, Maryland or another location to be mutually agreed upon by the Company and the Contractor.

     2. During the Term, the Company shall pay the Contractor as compensation in full for all Services a fee of Ninety Thousand Dollars ($90,000) per annum (the "Fee") and agrees to pay to the Contractor for the non-competition covenant pursuant to Section 7(b) annual payments of Forty-Five Thousand ($45,000) ("Non-Compete Payments"), in each case, payable bi-weekly.

     In addition to the Fee and the Non-Compete Payments, the Company shall reimburse the Contractor for reasonable and documented travel and similar expenses necessarily incurred by her at the Company's request in connection with the performance of Services under this Agreement, upon the terms and subject to the conditions of the Company's policy for reimbursement of business expenses as in effect from time to time. The Contractor shall submit requests for reimbursement on the Company's forms in accordance with the Company's policy as in effect from time to time.

     3. To facilitate Contractor's performance of her duties under this Agreement, the Company hereby agrees to transfer (without cost other than the payment by Contractor of any withholding or transfer taxes) to Contractor promptly following the date hereof title to the vehicle furnished as of the date hereof to Contractor by the Company.

     4. (a) It is expressly understood and agreed that the Contractor is an independent contractor and has full and complete liberty to use her own free will, judgment and discretion as to the manner of her performance of the Services hereunder and the Contractor shall not be deemed or construed to be an employee of the Company. The Contractor shall not be entitled to any benefits of an employee of the Company such as, but not limited to, worker's compensation, medical or life insurance, vacation, holiday pay, unemployment insurance and welfare or pension benefits. The Contractor accepts full and exclusive liability for the payment of any and all taxes including federal, state and local income taxes and taxes for unemployment insurance or other social security legislation now or hereafter imposed by federal or state governments, which are measured by amounts paid to the Contractor or otherwise arise out of the Services.

     5. The Contractor hereby assumes all risk incident to the performance Services under of this Agreement and all liability for injury or damage to property or person, including death, that may result from such performance, and the Contractor agrees to protect, reimburse and save the Company harmless from all costs, loss, damage or judgments on account of or resulting from any such injury or damage unless due to the sole negligence of the Company.

     6. All information, reports and recommendations that the Contractor may communicate, disclose or transmit to the Company or to its officers, agents or employees pursuant to this Agreement shall become the sole property of the Company. The Contractor agrees to disclose and assign to the Company all information relating to the Company's business developed by her arising out of the Services, whether developed solely, jointly or commonly with others, said information to become and to remain the property of the Company.

     7. (a) The Contractor agrees that she will not, at any time during the Term or at any time thereafter, divulge to any person, firm or company, except to the Company and its officers or other person or persons designated in writing by an officer of the Company, any information acquired or developed by her during the Term pertaining to the Company or any of its affiliates, including any sales, marketing, advertising, promotional, expansion, acquisition or divestiture plans as well as all analyses, compilations, studies, reports, recommendations or other documents prepared by or for the Contractor containing or based in whole or in part on any information furnished by the Company or developed by the Contractor with respect to the Company or its business, and the Contractor further agrees that upon termination of this Agreement she will not, directly or indirectly, take or use any analyses, compilations, studies, reports, recommendations or other documents, or any other

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confidential information relating in any way to the Company or the Services, and shall return all such materials to the Company and certify that she has done so.

     (b) In consideration of the knowledge the Contractor has gained of the Company's management and overall business operation during her services with the Company and to prevent unfair competition with the Company based on this knowledge, the Contractor agrees that during the Term and for two years thereafter, she will not, directly or indirectly, for her own benefit, or for or with any person, firm or corporation whatsoever other than the Company, own, control, manage or operate stores similar in respect of products to those operated by the Company during such period of employment in Maryland, Virginia, Illinois or the District of Columbia or within a 50-mile radius of any other city where the Company is operating retail stores; provided, however, that nothing herein shall prohibit or restrict the Contractor from owning up to 1% of the outstanding capital stock of any publicly traded corporation.

     8. No agreement not expressed herein shall be binding upon the Contractor or the Company unless signed by the parties.

     9. This Agreement calls for the personal services of the Contractor and may not be assigned by the Contractor. This Agreement may be assigned by the Company to any of its affiliates or to any successor to the business (by merger, consolidation, sale of stock or assets, or otherwise); provided that no assignment shall release the Company from its obligations and liabilities under this Agreement.

     10. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. Any controversy or claim arising out of or in any way relating to this Agreement, the performance of the parties thereunder, the termination thereof, or the breach thereof, shall be settled by arbitration in either Montgomery or Prince George's County, Maryland, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court of the State of Maryland having jurisdiction thereof. The parties agree that any controversy or claim subject to arbitration will be submitted to a single arbitrator selected from the panels of Arbitrators of the American Arbitration Rules unless some other method is agreed to by the parties to this Agreement. Additionally, the discovery provisions of the Federal Rules of Civil Procedure then in effect shall apply in any such arbitration and the arbitrator is hereby directed to enforce such Rules. The losing party in any such arbitration shall pay the prevailing party's legal fees and costs as well as the costs of the arbitration. The foregoing agreement to arbitrate shall be specifically enforceable.

     11. In consideration for the Company's execution of this Agreement and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Contractor for herself, her heirs, executors, administrators and assigns, hereby release and forever discharge the Company and its parent, subsidiaries, affiliates, predecessors, successors and assigns, and each of their respective directors, officers, employees and agents (collectively, "Releasees"), from all manner of actions, suits, debts, sums of money, accounts, covenants, controversies, agreements, promises, damages, judgments, claims, demands or causes of action whatsoever, at law, in equity or otherwise, of any nature, whether known or unknown, she ever has had, or can, shall or may have against each or any of Releasees based upon, arising out of or in connection with (a) her employment by the Company prior to the date hereof and (b) any employment agreement, prior severance agreement and any other prior contracts, agreements or commitments prior to the date hereof regarding salary, bonus, stock options, stock appreciation rights or other compensation relating to or arising out of such employment; provided, however that this release shall not affect and shall not be deemed to affect the Contractor's rights and the liability of the Company in respect of claims the Contractor may have (a) for salary or expense reimbursement in the ordinary course of business as an employee of the Company prior to the date hereof or (b) for indemnification under the Company's certificate of incorporation and bylaws and under applicable law, including the General Corporation Law of Delaware in connection with her services as an employee of the Company prior to the date hereof. This release is valid whether any claim or right arises under any federal, state or local statute (including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Equal Pay Act, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, and all other statutes regulating the terms and conditions of employment), regulation or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or under any agreement referred to above.

     12. This Agreement is the entire agreement between the Company and the Contractor with respect to her consultancy relationship with the Company and supersedes any prior agreements or undertakings, written or oral. This Agreement shall be binding upon and inure to the benefit of the Company's and the Contractor's respective successors, heirs and permitted assigns.

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     13. (a) This Agreement shall take effect on the date first above written and continue through the fourth anniversary of the date hereof unless terminated as hereinafter provided (the "Term"). The Company shall have the right to immediately cancel and terminate this Agreement for Good Cause which falls within the meanings of Sections 13(b)(i) or (ii). Following reasonable notice and failure to promptly cure, the Company shall have the right to cancel and terminate this Agreement for Good Cause which falls within the meaning of any one or more of Section 13(b)(iii); provided, however, that the Contractor shall not be entitled to cure such a default under Section 13(b)(iii) pursuant to this
Section 13(a) if the Contractor previously cured a default under the same subparagraph of Section 13(b) pursuant to this Section 13(a). Any notice provided to the Contractor under this Section 13(a) shall be in writing and shall set forth with reasonable specificity and detail the nature of the default and the specific curative action which needs to be taken to cure such default if such default is curable.

     (b) For purpose of this Agreement, the term "Good Cause" shall be construed to mean the following: (i) conviction of a felony or other crime involving moral turpitude or pursuant to which the Contractor is imprisoned, in each case, that has a material adverse effect on the Company's financial condition, assets or operations, (ii) dishonesty of the Contractor after the date hereof in a material matter that that has a material adverse effect on the Company's financial condition, assets or operations or (iii) the material breach by the Contractor of any of her obligations or agreements contained in Section 6 or 7.

     (c) The inability of the Contractor to render the Services to the Company as a result of any temporary or permanent Disability (as defined below) of the Contractor shall not constitute a failure by the Contractor to perform her obligations under this Agreement and shall not be deemed a breach or default by the Contractor hereunder. The Fee and Non-Compete Payments to be paid to the Contractor during the Term shall continue and not be terminated if the Contractor incurs a temporary or permanent Disability during the Term. For purposes of this Agreement, "Disability" shall mean a mental or physical illness or condition rendering the Contractor incapable of performing the Services for the Company required of her under this Agreement.

     (d) If the Company cancels and terminates this Agreement prior to the expiration of the Term for any reason other than for Good Cause, then, as the Contractor's sole and exclusive remedy, the Company shall pay the Contractor an amount equal to the balance of her Fee and Non-Compete Payments for the remainder of the Term as specified in Section 2 and the Contractor shall not be obligated to mitigate the Contractor's damages. Said amount shall be paid to the Contractor over the remainder of the Term in installments to be paid on the same schedule as the Contractor was paid immediately prior to the termination of this Agreement, each installment to be in the same amount the Contractor would have been paid under this Agreement if the Agreement had not been terminated; provided, however, that if the Company shall fail to pay any such installment when due, then, after notice and failure to cure within five (5) business days, all remaining installments shall be accelerated and immediately due and payable in full. The Company agrees that this provision represents liquidated damages and not a penalty, and that it represents a reasonable forecast of the Contractor's anticipated and actual economic damages.

     (e) If the Company fails to pay the Fee and Non-Compete Payments when due as specified in Section 2, or to pay accelerated amount due if such Fee and Non-Compete Payments are accelerated as specified in Section 13(d) or (f), in addition to such amount which is due to the Contractor, the Contractor shall be entitled to receive interest on the unpaid balance thereof at the rate of 15% per annum.

     (f) If there is a change of control (as defined below) of the Company, the Contractor may elect to treat such change in control as a termination by the Company without Good Cause except that the payment of an amount equal to the balance of the Fee and Non-Compete Payments shall be paid in a single lump sum payment (rather than installment payments as provided in Section 13(d). Failure to take any action upon a change of control for a period of time up to 180 days shall not be deemed a waiver of the Contractor's right to treat such change of control as a termination. A "change in control" of the Company for purposes of this Agreement shall be deemed to have taken place if (A) Revlon Consumer Products Corporation together with its affiliates no longer has the power to vote, directly or indirectly, whether through record or beneficial ownership, a voting trust arrangement, or other contractual arrangement, a majority of the voting power of outstanding shares of the Company or (B) all or substantially all of the Company's assets are sold to any person other than an affiliate, or
(C) the Company is liquidated or dissolved or adopts a plan of liquidation or
(D) the Company shall: (i) file a voluntary petition in bankruptcy or file a voluntary petition or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or any part of its Property; (iii) make an assignment for the benefit of creditors; or
(iv) be unable generally to pay its debts as they become due; or (E) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement or readjustment of the Company's debts or

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for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition, action or proceeding shall not be dismissed within 60 days from such filing or commencement. For purposes of this Section 13(f), a "person" includes an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, unincorporated organization, joint-stock company, or similar organization or group acting in concert. A person for these purposes shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

     14. The Contractor acknowledges and agrees that in the event of any breach of Section 6 or 7 of this Agreement, the Company would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the Company, in addition to any other remedy to which it may be entitled in law or equity (including the right to terminate any payments pursuant to this Agreement), shall be entitled to seek an injunction, without the posting of any bond or other security, enjoining or restraining the Consultant from any violation or threatened violation of Section 6 or 7.

     15. If any of the provisions of this Agreement shall contravene or be invalid under the laws of any state or other jurisdiction where its is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement but rather it shall be construed, insofar as the laws of that state or jurisdiction are concerned, as not containing the provision or provisions contravening or invalid under the laws of the state or jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed and delivered as of the date first above written.

                                         THE COSMETIC CENTER, INC.

                                         By: _________________________________
                                             Name:
                                             Title:

AGREED TO AND ACCEPTED:

-------------------------
Susan Magenheim

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